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                                                                Exhibit 5.(a)(4)

                          Pacific Life Insurance Company           PACIFIC VALUE
[LOGO] Pacific Life   P.O. Box 7187. Pasadena, CA 91109-7187    Variable Annuity
                        www.PacificLife.com . (800) 722-2333    Application

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                                       Call (800) 722-2333 if you need assistance.

1. ANNUITANT Annuitant(s) must be an individual. Check product guidelines for maximum issue age.
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Name (First, Middle Initial, Last)                                  Birth Date (mo/day/yr)                   Sex
                                                                                                             [_] M   [ ]F
-----------------------------------------------------------------   --------------------------------------   ------------
--------------------------------------------------------   ----------------------------------------------   -------------
Street Address                                             City, State, ZIP                                 SSN

--------------------------------------------------------   ----------------------------------------------   -------------
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Solicited at: State   Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types.
                      Information put here will be used for contract and agent appointment purposes.
--------   --------
-------------------

ADDITIONAL ANNUITANT Not applicable for qualified contracts. Check One: [_] Joint [ ] Contingent
-----------------------------------------------------------------   --------------------------------------   ------------
Name (First, Middle Initial, Last)                                  Birth Date (mo/day/yr)                   Sex
                                                                                                             [ ] M  [_] F
-----------------------------------------------------------------   --------------------------------------   ------------
--------------------------------------------------------   ----------------------------------------------   -------------
Street Address                                             City, State, ZIP                                 SSN

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2. OWNER If annuitant and owner are the same, it is not necessary to complete this section. Check product guidelines for maximum issue age. Additional forms may be necessary if owner is a trust or other non-natural entity. See instruction page for more information.
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Name (First, Middle Initial, Last)                                  Birth Date (mo/day/yr)                   Sex
                                                                                                             [ ] M  [ ] F
-----------------------------------------------------------------   --------------------------------------   ------------
--------------------------------------------------------   ----------------------------------------------   -------------
Street Address                                             City, State, ZIP                                 SSN/TIN

--------------------------------------------------------   ----------------------------------------------   -------------

ADDITIONAL OWNER Not applicable for qualified contracts. Check One: [ ] Joint [ ] Contingent
-----------------------------------------------------------------   --------------------------------------   ------------
Name (First, Middle Initial, Last)                                  Birth Date (mo/day/yr)                   Sex
                                                                                                             [ ] M  [ ] F
-----------------------------------------------------------------   --------------------------------------   ------------
--------------------------------------------------------   ----------------------------------------------   -------------
Street Address                                             City, State, ZIP                                 SSN/TIN

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3. BENEFICIARIES If no boxes are checked, default will be primary beneficiaries. For non-individually owned custodially held IRAs, 457 and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiaries or beneficiary information.
--------------------------------------------------------   --------------   ------------------   -----------   ----------
Name (First, Middle Initial, Last)                         [_] Primary      Relationship         SSN/TIN       Percentage
                                                           [ ] Contingent                                             %
--------------------------------------------------------   --------------   ------------------   -----------   ----------

--------------------------------------------------------   --------------   ------------------   -----------   ----------
Name (First, Middle Initial, Last)                         [ ] Primary      Relationship         SSN/TIN       Percentage
                                                           [ ] Contingent                                             %
--------------------------------------------------------   --------------   ------------------   -----------   ----------

4. CONTRACT TYPE Select ONE.            5. INITIAL PURCHASE PAYMENT Make check payable to Pacific Life Insurance Company.
-------------------------------------   5A. NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate the type of initial payment.
[_] Non-Qualified   [ ] 401(a)/2/       ---------------------------------------------------------------------------------
[ ] IRA             [ ] 401(k)/2/       [ ] 1035 exchange/estimated transfer ..................................   $______
[ ] SIMPLE IRA/1/   [ ] 457             [_] Amount enclosed ...................................................   $______
[ ] SEP-IRA         [ ] Keogh/HR10/2/   ---------------------------------------------------------------------------------
[ ] Roth IRA        [ ] TSA/403(b)/3/   5B. QUALIFIED CONTRACT PAYMENT TYPE Indicate the type of initial payment.
-------------------------------------   If no year is indicated, contribution defaults to current tax year.
                                        ---------------------------------------------------------------------
/1/  Complete SIMPLE IRA Employer
     Information form                   [ ] Transfer............   $_____________
/2/  Complete Qualified Plan
     Disclosure form.                   [ ] Rollover............   $_____________
/3/  Complete TSA Certification form.   [ ] Contribution........   $_____________   for tax year_____________
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6. REPLACEMENT Will the purchase of this annuity result in the replacement, termination or   ----------------------------
change in value of any existing life insurance or annuity in this or any other company?      Contract Type Being Replaced
[X] Yes [_] No If yes, provide the information below and attach any required state
replacement and/or 1035 exchange/transfer forms. Use the Special Requests section to            [_] Life Insurance
provide additional insurance companies and contract numbers.
----------------------------------------------------------------   -----------------------      [_] Fixed Annuity
Insurance Company Name                                             Contract Number
                                                                                                [_] Variable Annuity
----------------------------------------------------------------   -----------------------   ----------------------------

7. AVAILABLE OPTIONS

7A. DEATH BENEFIT COVERAGE Subject to state availability.  7B. OPTIONAL EARNINGS              7C. OPTIONAL GUARANTEED
Annuitant(s) must not be over age 75 at issue for the          ENHANCEMENT GUARANTEE (EEG)        INCOME ADVANTAGE (GIA)
Stepped-Up Death Benefit. If the option is not selected,       Subject to state availability.     Subject to state availability.
the Standard Death Benefit is the default.                     Annuitant(s) must                  Annuitant(s) must
-------------------------------------------------------        not be over age    -----------     not be over age    -----------
[X] Standard Death Benefit [_] Stepped-Up Death Benefit        75 at issue.         [_] EEG       80 at issue.         [_] GIA
-------------------------------------------------------                           -----------                        -----------

7D. TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION I will receive this privilege automatically. By checking "yes," I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost. [X] Yes

7E. ELECTRONIC DELIVERY AUTHORIZATION By checking "yes," I authorize Pacific Life to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements via U.S. mail. I understand that I must have internet access and provide my e-mail address below to use this service and there may be access fees charged by the internet service provider. [X] Yes

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Email address:__________________________________________
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8. ALLOCATION OPTIONS Use whole percentages only. Allocations must total 100%. Complete Transfers and Allocations form for dollar cost averaging and rebalancing.
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                Manager:                           Investment Option:

       [LOGO] AIM INVESTMENTS(SM)          ________% Blue Chip
                                           ________% Aggressive Growth

                                                   % Diversified Research
         [LOGO] CAPITAL GUARDIAN           ________% Small-Cap Equity
                                           ________% International Large-Cap

          [LOGO] GOLDMAN SACHS
            ASSET MANAGEMENT               ________% Short Duration Bond
                                           ________% I-Net Tollkeeper (SM)

                                           ________% Financial Services
                                           ________% Health Sciences
             [LOGO] INVESCO                ________% Technology
                                           ________% Telecommunications

              [LOGO] JANUS                 ________% Growth LT
                                           ________% Focused 30

              [LOGO] LAZARD                ________% Mid-Cap Value
                                           ________% International Value

   [LOGO] MFS INVESTMENT MANAGEMENT(R)             % Capital Opportunities
                                           ________% Global Growth

         [LOGO] MERCURY ADVISORS           ________% Equity Index
                                           ________% Small-Cap Index

                                                   % Multi-Strategy
       [LOGO] OPPENHEIMER-FUNDS(R)         ________% Main Street(R) Core
                                           ________% Emerging Markets

              [LOGO] PIMCO                 ________% Inflation Managed
                                           ________% Managed Bond

               [LOGO] NFJ                  ________% Small-Cap Value

                                           ________% Equity Income
                                           ________% Research
        [LOGO] PUTNAM INVESTMENTS          ________% Equity
                                           ________% Aggressive Equity

[LOGO] SALOMON BROTHERS ASSET MANAGEMENT   ________% Large-Cap Value

                                           ________% Comstock
            [LOGO] VAN KAMPEN              ________% Real Estate
                                           ________% Mid-Cap Growth

                                           ________% Money Market
           [LOGO] PACIFIC LIFE             ________% High Yield Bond
                                           ________% DCA Plus Fixed Option with a Guarantee Term of ___ months +

                                           ________% Jennison
                                           ________% Value
        [LOGO] JENNISON ASSOCIATES         ________% SP Jennison Intl. Growth
                                           ________% SP Prudential U.S.
                                                     Emerging Growth

                         --------------------------
                         MUST TOTAL 100% _________
                         --------------------------

+ Must complete DCA section of Transfers and Allocations form.

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9. SPECIAL REQUESTS If additional space is needed, attach letter signed and dated by owner(s).
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10. STATEMENT OF OWNER I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract ("contract") issued by Pacific Life Insurance Company ("company"). I received prospectuses for this variable annuity contract. After reviewing my financial background with my agent, I believe this contract will meet my insurable needs and financial objectives. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT
MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT
EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR
AMOUNT. I have discussed all fees and charges for this contract with my agent, including withdrawal charges.

If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of
Survivorship and not as Tenants in Common.

I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.

These states require insurance companies to provide a fraud   Virginia It is a crime to knowingly provide false,
warning statement. Please refer to the fraud warning          incomplete or misleading information to an insurance
statement for your state as indicated below. Please check     company for the purpose of defrauding the company.
for state product availability.                               Penalties include imprisonment, fines and denial of
                                                              insurance benefits.

Colorado It is unlawful to knowingly provide false,           All Other States: Any person who knowingly and with intent
incomplete, misleading facts or information to an insurance   to defraud any insurance company or other person files an
company for the purpose of defrauding or attempting to        application for insurance or statement of claim containing
defraud the company. Penalties may include imprisonment,      any materially false information or conceals for the
fines, denial of insurance and civil damages. Any insurance   purpose of misleading, information concerning any fact
company or agent of an insurance company who knowingly        material thereto commits a fraudulent insurance act, which
provides false, incomplete or misleading facts or             may be a crime and may subject such person to criminal and
information to a policyholder or claimant for the purpose     civil penalties.
of defrauding or attempting to defraud the policyholder or
claimant with regard to a settlement or award payable from    ----------------------------------------   ----------------
insurance proceeds shall be reported to the Colorado          Owner's Signature                          Date (mo/day/yr)
Division of Insurance within the Department of Regulatory     SIGN HERE
Services.                                                     ----------------------------------------   ----------------

---------------------------------------------   -----------   ----------------------------------------   ----------------
Signed at: City                                 State         Joint Owner's Signature if applicable      Date (mo/day/yr)
                                                              SIGN HERE                /s/ Jane A. Doe   03/01/2003
---------------------------------------------   -----------   ----------------------------------------   ----------------

11. AGENT'S STATEMENT Do you have reason to believe that any existing life insurance policy or annuity contract has been
(or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in
connection with this transaction assuming the contract applied for will be issued? If yes, explain in     ---------------
Replacement Section. I have explained to the owner(s) how the annuity will meet their insurable needs     [_] Yes  [_] No
and financial objectives. I have discussed the appropriateness of replacement, and followed Pacific       ---------------
Life's written replacement guidelines.                                                                    MUST CHECK HERE

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Soliciting Agent's Signature                      Print Agent's Full Name                   Agent's ID Number
SIGN HERE
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Agent's Phone Number                              Agent's E-Mail Address                    Option
                                                                                            [_] A   [_] B   [_] C
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Broker/Dealer's Name                              Brokerage Account Number Optional.

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Send completed application as follows:

APPLICATIONS WITH PAYMENT: Regular Mail Delivery: P.O. Box 100060, Pasadena, CA 91189-0060 Express Mail Delivery: 1111 S.
Arroyo Parkway, Ste. 205, Pasadena, CA 91105

APPLICATIONS WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 7187, Pasadena, CA 91109-7187 Express Mail Delivery: 1111
S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105
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                                                                    APPLICATION
                                                                    INSTRUCTIONS

                          Pacific Life Insurance Company        PACIFIC VALUE
[LOGO] PACIFIC LIFE   P.O. Box 7187 . Pasadena, CA 91109-7187   Variable Annuity
                        www.PacificLife.com . (800) 722-2333

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                                                [LETTERHEAD OF PACIFIC LIFE]
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Section   Use these instructions when completing the Pacific Value application.

 1. & 2.  Annuitants/Owners: Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. Consult prospectus for additional information. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a)
          pension/profit sharing, 401(k) and 457 plans, name plan as owner, and participant as sole annuitant. For 403(b)
          plans, name participant as both sole owner and sole annuitant. For Inherited 403(b)s, also complete and attach the appropriate Inherited IRA or Inherited TSA/403(b) Certification form. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. For Inherited IRAs, also complete and attach the appropriate
          Inherited IRA or Inherited TSA/403(b) Certification form and see the Inherited IRA Checklist for owner/annuitant information. For nonqualified contracts only, if owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement. If trust is owner (other than Charitable
          Remainder Trust), also complete Trust Agreement Certification form. Consult a tax adviser to properly structure annuity contracts and effect transfers.
          Complete the "Solicited at: State" box for custodial owned contracts only.

    3.    Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds.

    4.    Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial
          IRA payment represents both a rollover and a contribution, indicate amounts for each. Pacific Life will only act as a non-designated financial institution.

    5.    Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $10,000 for nonqualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee to trustee or custodian to custodian transfer only.

    6.    Replacement: Complete and attach a Transfer/Exchange form and any required state replacement forms.

    7.    Available Options

          7A. Death Benefit Coverage (Optional): Must be chosen at time of issue. If an option is not selected, the
          Standard Death Benefit will apply. Consult prospectus for charges and details.

          7B. Earnings Enhancement Guarantee (Optional): The EEG Rider is not available in all states. Consult prospectus for charges and details.

          7C. Guaranteed Income Advantage (Optional): The GIA Rider is not available in all states. Consult prospectus for charges and details.

          7D. Telephone/Electronic Transaction Authorization (Optional): By checking this box you authorize Pacific Life to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life and the provisions set forth in the contract's prospectus.

          7E. Electronic Delivery Authorization (Optional): Complete this section to receive statements, prospectuses and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.

    8.    Allocation Options: Choose one or more investment options to which all or a portion of the initial purchase payment may be allocated. Use whole percentages only. Allocation percentages must total 100%. If choosing the
          DCA Plus Fixed Option: (a) indicate a 6- or 12- month guarantee term, and (b) complete the DCA section of the
          Transfers and Allocations form and submit with application. Only one guarantee term may be in effect at any given time.

    9.    Special Requests: Use this section to indicate special registrations, additional beneficiaries or other instructions.

   10.    Statement Of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. Indicate city and state where the application is signed.

   11.    Agent's Statement: Agent must fully complete and sign this section.

Important: Help avoid a returned application by confirming your application has the following minimum information:

..    Annuitant and owner information - Sections 1 & 2
..    Line of business is correct - Section 4
..    City and state where application is signed - Section 10
..    Date application is signed - Section 10
..    Agent's signature - Section 11
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